Exhibit 32(a)
Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
Certification
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
(Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code)
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code), A. William Higgins, the Chief Executive Officer, and Stephen M. Nolan, the Chief Financial Officer and Treasurer, of Albany International Corp., a Delaware corporation (“the Company”), do each hereby certify, to such officer’s knowledge, that the annual report on Form 10-K for the fiscal year ended December 31, 2022 (“the Form 10-K”) of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and the information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Company for the period covered by the report.
Dated: February 24, 2023

By	/s/ A. William Higgins
A. William Higgins
President and Chief Executive Officer
(Principal Executive Officer)

By	/s/ Stephen M. Nolan
Stephen M. Nolan
Chief Financial Officer and Treasurer
(Principal Financial Officer)